(NASDAQ:OSBC)		Exhibit 99.1

Contact:	Bradley S. Adams	For Immediate Release
	Executive Vice President,	July 1, 2025
Chief Operating Officer and
Chief Financial Officer
(630) 906-5484

Old Second Completes Merger with Bancorp Financial

AURORA, Illinois July 1, 2025 (PRNewswire) — Old Second Bancorp, Inc. (Nasdaq: OSBC) (“Old Second”) announced today that it has completed its previously announced merger with Bancorp Financial, Inc. (“Bancorp Financial”), effective July 1, 2025.  Also, effective July 1, 2025, Bancorp Financial’s subsidiary bank, Evergreen Bank Group, merged into Old Second’s subsidiary bank, Old Second National Bank.

Under the terms of the merger agreement, Bancorp Financial shareholders will receive 2.5814 shares of Old Second common stock and $15.93 in cash for each share of Bancorp Financial common stock.  Subsequent to the closing, Old Second had, on a proforma basis as of March 31, 2025, approximately $6.98 billion in assets, $5.95 billion in deposits and $5.09 billion in loans, with 56 locations in the downtown, west and south suburban Chicago market.

“We are extremely pleased to close our merger with Bancorp Financial,” said James Eccher, Chairman, President and Chief Executive Officer of Old Second.  “Today, approximately four months after we announced our merger, we celebrate the culmination of our combined efforts and extend a warm welcome to Evergreen Bank customers and team members.  With complementary product and service offerings and the additional scale created by the merger, we believe we have a tremendous opportunity to deliver great outcomes for our stockholders, customers, employees and communities.”

In connection with the merger, Darin Campbell, Bancorp Financial’s and Evergreen Bank Group’s President and Chief Executive Officer, joined the Old Second and Old Second National Bank boards of directors, and Jill Voss, Bancorp Financial’s Chief Financial Officer, joined the Old Second National Bank board of directors.  “We welcome Mr. Campbell and Ms. Voss to Old Second, and we look forward to their active participation and insights as we bring together our two great institutions,” Eccher added.

About Old Second Bancorp, Inc.

Old Second Bancorp, Inc., is a financial services company with its main headquarters located in Aurora, Illinois.  The Company is the holding company of Old Second National Bank, a national banking organization headquartered in Aurora, Illinois that provides commercial and retail banking services, as well as a full complement of trust and wealth management services.  The Bank has offices located in Cook, DeKalb, DuPage, Kane, Kendall, LaSalle and Will counties in Illinois.

Cautionary Note Regarding Forward-Looking Statements

Statements included in this press release, which are not historical in nature are intended to be, and hereby are identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of Old Second with respect to the merger. Words such as “believe,” “will,” “may,” “anticipate,” “plan,” “estimate,” “expect,” “project,” “assume,” “approximately,” “continue,” “should” and “could” and variations of such words and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following:

●	the possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where Old Second does business, or as a result of other unexpected factors or events;
●	the impact of purchase accounting with respect to the transaction, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;
●	diversion of management’s attention from ongoing business operations and opportunities;
●	potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction;
●	the outcome of any legal proceedings that may be instituted against Old Second;
●	the integration of the businesses and operations of Old Second and Bancorp Financial, which may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Old Second’s and Bancorp Financial’s previously existing businesses;
●	business disruptions following the merger; and
●	other factors that may affect future results of the combined company including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; changes in general economic conditions; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Old Second disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law. Additional factors that could cause results to differ materially from those described above can be found under the heading “Risk Factors” in Old Second’s 2024 Annual Report on Form 10-K, Old Second’s Quarterly Reports on Form 10-Q, the Proxy Statement/Prospectus dated May 8, 2025, filed by Old Second pursuant to Rule 424(b)(3) on May 8, 2025, relating to its Form S-4 Registration Statement (File No. 333-286687) and in subsequent filings Old Second makes with the SEC.